Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Satya Kumar	Mark Plungy
	Investor Relations	Media Relations
	satyakumar@micron.com	mplungy@micron.com
	(408) 450-6199	(408) 203-2910

MICRON TECHNOLOGY, INC. REPORTS RESULTS FOR THE
SECOND QUARTER OF FISCAL 2025

Micron HBM revenue crosses $1 billion milestone in fiscal Q2
Strong execution and robust AI demand drives record data center DRAM revenue

BOISE, Idaho, March 20, 2025 – Micron Technology, Inc. (Nasdaq: MU) today announced results for its second quarter of fiscal 2025, which ended February 27, 2025.

Fiscal Q2 2025 highlights
•Revenue of $8.05 billion versus $8.71 billion for the prior quarter and $5.82 billion for the same period last year
•GAAP net income of $1.58 billion, or $1.41 per diluted share
•Non-GAAP net income of $1.78 billion, or $1.56 per diluted share
•Operating cash flow of $3.94 billion versus $3.24 billion for the prior quarter and $1.22 billion for the same period last year

“Micron delivered fiscal Q2 EPS above guidance and data center revenue tripled from a year ago,” said Sanjay Mehrotra, Chairman, President and CEO of Micron Technology. “We are extending our technology leadership with the launch of our 1-gamma DRAM node. We expect record quarterly revenue in fiscal Q3, with DRAM and NAND demand growth in both data center and consumer-oriented markets, and we are on track for record revenue and significantly improved profitability in fiscal 2025.”

Quarterly Financial Results
(in millions, except per share amounts)	GAAP(1)			Non-GAAP(2)
	FQ2-25	FQ1-25	FQ2-24	FQ2-25	FQ1-25	FQ2-24

Revenue	$8,053	$8,709	$5,824	$8,053	$8,709	$5,824
Gross margin	2,963	3,348	1,079	3,053	3,441	1,163
percent of revenue	36.8%	38.4%	18.5%	37.9%	39.5%	20.0%
Operating expenses	1,190	1,174	888	1,046	1,047	959
Operating income	1,773	2,174	191	2,007	2,394	204
percent of revenue	22.0%	25.0%	3.3%	24.9%	27.5%	3.5%
Net income	1,583	1,870	793	1,783	2,037	476
Diluted earnings per share	1.41	1.67	0.71	1.56	1.79	0.42

For the second quarter of 2025, investments in capital expenditures, net(2) were $3.09 billion and adjusted free cash flow(2) was $857 million. Micron ended the quarter with cash, marketable investments, and restricted cash of $9.60 billion. On March 20, 2025, Micron’s Board of Directors declared a quarterly dividend of $0.115 per share, payable in cash on April 15, 2025, to shareholders of record as of the close of business on March 31, 2025.

Business Outlook

The following table presents Micron’s guidance for the third quarter of 2025:

FQ3-25	GAAP(1) Outlook	Non-GAAP(2) Outlook

Revenue	$8.80 billion ± $200 million	$8.80 billion ± $200 million
Gross margin	35.5% ± 1.0%	36.5% ± 1.0%
Operating expenses	$1.27 billion ± $15 million	$1.13 billion ± $15 million
Diluted earnings per share	$1.37 ± $0.10	$1.57 ± $0.10

Further information regarding Micron’s business outlook is included in the prepared remarks and slides, which have been posted at investors.micron.com.

Investor Webcast

Micron will host a conference call on Thursday, March 20, 2025 at 2:30 p.m. Mountain Time to discuss its second quarter financial results and provide forward-looking guidance for its third quarter. A live webcast of the call will be available online at investors.micron.com. A webcast replay will be available for one year after the call. For Investor Relations and other company updates, follow us on X @MicronTech.

About Micron Technology, Inc.

We are an industry leader in innovative memory and storage solutions transforming how the world uses information to enrich life for all. With a relentless focus on our customers, technology leadership, manufacturing, and operational excellence, Micron delivers a rich portfolio of high-performance DRAM, NAND, and NOR memory and storage products through our Micron® and Crucial® brands. Every day, the innovations that our people create fuel the data economy, enabling advances in artificial intelligence (AI) and compute-intensive applications that unleash opportunities — from the data center to the intelligent edge and across the client and mobile user experience. To learn more about Micron Technology, Inc. (Nasdaq: MU), visit micron.com.

© 2025 Micron Technology, Inc. All rights reserved. Micron, the Micron logo, and all other Micron trademarks are the property of Micron Technology, Inc. All other trademarks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements regarding our technologies, demand for our products, our industry and our financial and operating results, including our guidance for the third quarter of 2025. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially. Please refer to the documents we file with the Securities and Exchange Commission, including our most recent Form 10-K and our upcoming Form 10-Q. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. These certain factors can be found at investors.micron.com/risk-factor. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements to conform these statements to actual results.

(1)GAAP represents U.S. Generally Accepted Accounting Principles.
(2)Non-GAAP represents GAAP excluding the impact of certain activities, which management excludes in analyzing our operating results and understanding trends in our earnings, adjusted free cash flow, and business outlook. Further information regarding Micron’s use of non-GAAP measures and reconciliations between GAAP and non-GAAP measures are included within this press release.

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	2nd Qtr.	1st Qtr.	2nd Qtr.	Six months ended
	February 27, 2025	November 28, 2024	February 29, 2024	February 27, 2025	February 29, 2024

Revenue	$8,053	$8,709	$5,824	$16,762	$10,550
Cost of goods sold	5,090	5,361	4,745	10,451	9,506
Gross margin	2,963	3,348	1,079	6,311	1,044

Research and development	898	888	832	1,786	1,677
Selling, general, and administrative	285	288	280	573	543
Other operating (income) expense, net	7	(2)	(224)	5	(239)
Operating income (loss)	1,773	2,174	191	3,947	(937)

Interest income	108	107	130	215	262
Interest expense	(112)	(118)	(144)	(230)	(276)
Other non-operating income (expense), net	(11)	(11)	(7)	(22)	(34)
	1,758	2,152	170	3,910	(985)

Income tax (provision) benefit	(177)	(283)	622	(460)	549
Equity in net income (loss) of equity method investees	2	1	1	3	(5)
Net income (loss)	$1,583	$1,870	$793	$3,453	$(441)

Earnings (loss) per share
Basic	$1.42	$1.68	$0.72	$3.10	$(0.40)
Diluted	1.41	1.67	0.71	3.08	(0.40)

Number of shares used in per share calculations
Basic	1,115	1,111	1,104	1,113	1,102
Diluted	1,123	1,122	1,114	1,123	1,102

MICRON TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

As of	February 27, 2025	November 28, 2024	August 29, 2024

Assets
Cash and equivalents	$7,552	$6,693	$7,041
Short-term investments	663	895	1,065
Receivables	6,504	7,423	6,615
Inventories	9,007	8,705	8,875
Other current assets	963	777	776
Total current assets	24,689	24,493	24,372
Long-term marketable investments	1,375	1,156	1,046
Property, plant, and equipment	42,528	41,476	39,749
Operating lease right-of-use assets	637	622	645
Intangible assets	423	419	416
Deferred tax assets	552	474	520
Goodwill	1,150	1,150	1,150
Other noncurrent assets	1,699	1,671	1,518
Total assets	$73,053	$71,461	$69,416

Liabilities and equity
Accounts payable and accrued expenses	$6,176	$7,126	$7,299
Current debt	504	533	431
Other current liabilities	1,197	1,356	1,518
Total current liabilities	7,877	9,015	9,248
Long-term debt	13,851	13,252	12,966
Noncurrent operating lease liabilities	599	588	610
Noncurrent unearned government incentives	836	570	550
Other noncurrent liabilities	1,257	1,239	911
Total liabilities	24,420	24,664	24,285

Commitments and contingencies

Shareholders’ equity
Common stock	126	126	125
Additional capital	12,711	12,317	12,115
Retained earnings	43,839	42,427	40,877
Treasury stock	(7,852)	(7,852)	(7,852)
Accumulated other comprehensive income (loss)	(191)	(221)	(134)
Total equity	48,633	46,797	45,131
Total liabilities and equity	$73,053	$71,461	$69,416

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

Six months ended	February 27, 2025	February 29, 2024

Cash flows from operating activities
Net income (loss)	$3,453	$(441)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense and amortization of intangible assets	4,109	3,839
Stock-based compensation	469	401
Change in operating assets and liabilities:
Receivables	338	(1,759)
Inventories	(132)	(57)
Other current assets	(204)	(799)
Accounts payable and accrued expenses	(714)	573
Other current liabilities	(321)	706
Other	188	157
Net cash provided by operating activities	7,186	2,620

Cash flows from investing activities
Expenditures for property, plant, and equipment	(7,261)	(3,180)
Purchases of available-for-sale securities	(816)	(465)
Proceeds from government incentives	1,028	234
Proceeds from maturities and sales of available-for-sale securities	874	726
Other	(125)	(24)
Net cash provided by (used for) investing activities	(6,300)	(2,709)

Cash flows from financing activities
Repayments of debt	(2,626)	(1,101)
Payments of dividends to shareholders	(261)	(256)
Payments on equipment purchase contracts	—	(82)
Proceeds from issuance of debt	2,682	999
Other	(121)	(18)
Net cash provided by (used for) financing activities	(326)	(458)

Effect of changes in currency exchange rates on cash, cash equivalents, and restricted cash	(49)	(8)

Net increase (decrease) in cash, cash equivalents, and restricted cash	511	(555)
Cash, cash equivalents, and restricted cash at beginning of period	7,052	8,656
Cash, cash equivalents, and restricted cash at end of period	$7,563	$8,101

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	2nd Qtr.	1st Qtr.	2nd Qtr.
	February 27, 2025	November 28, 2024	February 29, 2024

GAAP gross margin	$2,963	$3,348	$1,079
Stock-based compensation	89	90	80
Other	1	3	4
Non-GAAP gross margin	$3,053	$3,441	$1,163

GAAP operating expenses	$1,190	$1,174	$888
Stock-based compensation	(144)	(127)	(129)
Patent cross-license agreement gain	—	—	200
Non-GAAP operating expenses	$1,046	$1,047	$959

GAAP operating income	$1,773	$2,174	$191
Stock-based compensation	233	217	209
Patent cross-license agreement gain	—	—	(200)
Other	1	3	4
Non-GAAP operating income	$2,007	$2,394	$204

GAAP net income	$1,583	$1,870	$793
Stock-based compensation	233	217	209
Patent cross-license agreement gain	—	—	(200)
Other	4	—	2
Estimated tax effects of above and other tax adjustments	(37)	(50)	(328)
Non-GAAP net income	$1,783	$2,037	$476

GAAP weighted-average common shares outstanding - Diluted	1,123	1,122	1,114
Adjustment for stock-based compensation	20	16	20
Non-GAAP weighted-average common shares outstanding - Diluted	1,143	1,138	1,134

GAAP diluted earnings per share	$1.41	$1.67	$0.71
Effects of the above adjustments	0.15	0.12	(0.29)
Non-GAAP diluted earnings per share	$1.56	$1.79	$0.42

RECONCILIATION OF GAAP TO NON-GAAP MEASURES, Continued

	2nd Qtr.	1st Qtr.	2nd Qtr.
	February 27, 2025	November 28, 2024	February 29, 2024

GAAP net cash provided by operating activities	$3,942	$3,244	$1,219

Expenditures for property, plant, and equipment	(4,055)	(3,206)	(1,384)
Payments on equipment purchase contracts	—	—	(26)
Proceeds from sales of property, plant, and equipment	7	9	13
Proceeds from government incentives	963	65	149
Investments in capital expenditures, net	(3,085)	(3,132)	(1,248)
Adjusted free cash flow	$857	$112	$(29)

The tables above reconcile GAAP to non-GAAP measures of gross margin, operating expenses, operating income, net income, diluted shares, diluted earnings per share, and adjusted free cash flow. The non-GAAP adjustments above may or may not be infrequent or nonrecurring in nature, but are a result of periodic or non-core operating activities. We believe this non-GAAP information is helpful in understanding trends and in analyzing our operating results and earnings. We are providing this information to investors to assist in performing analysis of our operating results. When evaluating performance and making decisions on how to allocate our resources, management uses this non-GAAP information and believes investors should have access to similar data when making their investment decisions. We believe these non-GAAP financial measures increase transparency by providing investors with useful supplemental information about the financial performance of our business, enabling enhanced comparison of our operating results between periods and with peer companies. The presentation of these adjusted amounts varies from amounts presented in accordance with U.S. GAAP and therefore may not be comparable to amounts reported by other companies. Our management excludes the following items as applicable in analyzing our operating results and understanding trends in our earnings:

•Stock-based compensation;
•Gains and losses from settlements;
•Restructure and asset impairments; and
•The estimated tax effects of above, non-cash changes in net deferred income taxes, assessments of tax exposures, certain tax matters related to prior fiscal periods, and significant changes in tax law. The divergence between our GAAP and non-GAAP income tax provision relates to the difference in our GAAP and non-GAAP estimated annual effective tax rates, which are computed separately.

Non-GAAP diluted shares are adjusted for the impact of additional shares resulting from the exclusion of stock-based compensation from non-GAAP income.

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

FQ3-25	GAAP Outlook	Adjustments		Non-GAAP Outlook

Revenue	$8.80 billion ± $200 million	—		$8.80 billion ± $200 million
Gross margin	35.5% ± 1.0%	1.0%	A	36.5% ± 1.0%
Operating expenses	$1.27 billion ± $15 million	$144 million	B	$1.13 billion ± $15 million
Diluted earnings per share(1)	$1.37 ± $0.10	$0.20	A, B, C	$1.57 ± $0.10

Non-GAAP Adjustments (in millions)

A	Stock-based compensation – cost of goods sold	$106
B	Stock-based compensation – research and development	89
B	Stock-based compensation – sales, general, and administrative	55
C	Tax effects of the above items and other tax adjustments	(29)
		$221

(1)GAAP earnings per share based on approximately 1.13 billion diluted shares and non-GAAP earnings per share based on approximately 1.14 billion diluted shares.

The tables above reconcile our GAAP to non-GAAP guidance based on the current outlook. The guidance does not incorporate the impact of any potential business combinations, divestitures, additional restructuring activities, balance sheet valuation adjustments, strategic investments, financing transactions, and other significant transactions. The timing and impact of such items are dependent on future events that may be uncertain or outside of our control.